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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 3, 2003


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                 I.R.S. Employer Identification No.: 41-1526554

         Address of principal executive offices: 2575 University Ave. W.
                                                 St. Paul, Minnesota 55114

                        Telephone Number: (651) 603-3700

               ---------------------------------------------------






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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On December 3, 2003, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the fourth quarter and fiscal year ended October 31, 2003.

Consolidated net revenue increased 27 percent to $14.9 million in the fourth quarter of fiscal 2003 from $11.8 million in the year-earlier period. Operating income rose 54 percent over the year-ago quarter to $2.0 million. The company posted a 67 percent gain in net income to $1.5 million, or 13 cents per diluted share, versus $878,000, or nine cents per diluted share, in the fourth quarter of fiscal 2002.

For fiscal 2003, consolidated net revenue rose 45 percent to $58.0 million from $40.0 million in the prior fiscal year. This increase is an acceleration over the 40 percent revenue growth rate between fiscal 2002 and fiscal 2001. In fiscal 2003, operating income grew 61 percent to $7.3 million compared to $4.6 million in the prior fiscal year. Consolidated net income reached $5.0 million, or 47 cents per diluted share, in fiscal 2003, up from $3.0 million, or 31 cents per diluted share, in fiscal 2002.

In September 2003, the company received $36.5 million in net proceeds from a private placement of 1.5 million shares for $39 million. As a result of the placement, the company's outstanding shares increased 16 percent. The effect of the additional shares was a reduction in earnings per share in the quarter by one cent per diluted share on a rounded basis. The effect on the full year was negligible. Cash and cash equivalents at fiscal year-end totaled $44.1 million. Cash provided by operating activities was $2.8 million in fiscal 2003. The company invested $4.3 million in capital expenditures to support current and future growth. Financing activities, excluding the private placement, provided cash of $1.4 million primarily from options exercises of $1.7 million, net of lease and other debt payments.

Surgical Business

Surgical business revenue increased 27 percent in the fourth quarter to $6.6 million from $5.2 million in the year-ago period. Due to product mix and higher scrap rates, the quarterly gross margin declined 1.6 percentage points to 64.1 percent in the fourth quarter. However for the fiscal year, product mix and efficiencies drove a 1.4 percentage point gross margin gain. Fourth-quarter operating income grew to $1.0 million, a 20 percent rise over $874,000 in the year-ago period.

For fiscal 2003, surgical business revenue grew 31 percent to $25.6 million while operating income rose 96 percent to $4.7 million, leveraging gross margin improvements and expense reduction as a percentage of revenue. The operating margin for the surgical business for fiscal 2003 was 18.3 percent, up from 12.2 percent in fiscal 2002.



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Peri-Strips(R) sales generated net revenue of $3.1 million in the fourth quarter, a 42 percent increase over the year-ago quarter. In fiscal 2003, Peri-Strips revenue grew to $11.7 million, a 62 percent rise over the previous year. Peri-Strips' use in gastric bypass surgery, a treatment for morbid obesity that affects more than 15 million Americans, is driving the current sales momentum. International Peri-Strips sales rose 105 percent in the fourth quarter and 41 percent for the fiscal year, while domestic Peri-Strips revenue grew 39 percent in the quarter and 63 percent in fiscal 2003.

Sales in the microsurgery product line rose 23 percent to $345,000 in the fourth quarter and showed a 26 percent year-over-year increase. The primary product in the microsurgery product line is the Coupler, a proprietary device used by microsurgeons to connect extremely small blood vessels, primarily veins, without sutures, quickly, easily and with consistently excellent results.

Sales of Veritas(R), a patented remodelable biomaterial grew 172 percent for both the fourth quarter and fiscal 2003. This product has FDA marketing clearance and CE Mark approval for use in surgical procedures to treat urologic and gynecologic conditions common among post-menopausal women and for soft tissue repair.

Interventional Business

Interventional business revenue grew to $8.3 million in the fourth quarter, up 27 percent over the same period last year. The fourth-quarter gross margin was essentially the same as the prior-year quarter. Quarterly operating income reached $965,000, a 123 percent gain over the prior-year quarter.

Fiscal 2003 revenue increased 59 percent to $32.4 million, while operating income grew to $2.7 million, up 23 percent. The fiscal 2003 gross margin, at
27.5 percent, was 5.2 percentage points lower than last year due to product mix, the cost of a growing workforce, the opening of a new facility in Puerto Rico and $415,000 in milestone payments with no cost to Synovis in the previous year.

The interventional business prototypes and manufactures coils, helices, stylets, guidewires and complex micro-wire, polymer and machined components for the interventional medical device industry.

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SYNOVIS LIFE TECHNOLOGIES, INC.
Consolidated Results of Operations (unaudited)
(in thousands, except per share data)

                                                Three Months Ended                      Fiscal Year Ended
                                                    October 31,                            October 31,
                                              2003               2002              2003                2002
                                              ----               ----              ----                ----
Net revenue                              $   14,943          $   11,770          $   57,989          $   39,962
Cost of revenue                               8,250               6,392              32,559              20,958
Gross margin                                  6,693               5,378              25,430              19,004
Gross margin percentage                          45%                 46%                 44%                 48%
Selling, general and
  administrative                              3,691               3,264              14,276              12,182
Research and development                        989                 807               3,806               2,272
Operating income                              2,013               1,307               7,348               4,550
Interest, net                                    44                   1                  41                  35
Income before provision for
  income taxes                                2,057               1,308               7,389               4,585

Provision for income taxes                      587                 430               2,416               1,544

Net income                               $    1,470          $      878          $    4,973          $    3,041

Basic earnings per share                 $     0.14          $     0.09          $     0.50          $     0.32
Diluted earnings per share               $     0.13          $     0.09          $     0.47          $     0.31


Weighted basic shares
    outstanding
                                             10,547               9,561               9,920               9,435
Weighted diluted shares
    outstanding
                                             11,236               9,908              10,574               9,849




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Business Segment Information
(in thousands)

                                                    Three Months Ended                    Fiscal Year Ended
                                                       October 31,                          October 31,
                                               2003                 2002              2003                2002
                                               ----                 ----              ----                ----
Net revenue
    Surgical business                      $      6,619        $      5,219        $     25,623        $     19,546
    Interventional business                       8,324               6,551              32,366              20,416
                                           ------------        ------------        ------------        ------------
    Total                                  $     14,943        $     11,770        $     57,989        $     39,962

Gross margin
    Surgical business                      $      4,240        $      3,428        $     16,529        $     12,332
    Interventional business                       2,453               1,950               8,901               6,672
                                           ------------        ------------        ------------        ------------
    Total                                  $      6,693        $      5,378        $     25,430        $     19,004

Gross margin percentage
    Surgical business                                64%                 66%                 65%                 63%
    Interventional business                          29%                 30%                 28%                 33%
    Total                                            45%                 46%                 44%                 48%

Operating income
    Surgical business                      $      1,048        $        874        $      4,681        $      2,387
    Interventional business                         965                 433               2,667               2,163
                                           ------------        ------------        ------------        ------------
    Total                                  $      2,013        $      1,307        $      7,348        $      4,550



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Consolidated Condensed Balance Sheets (unaudited)
As of October 31, 2003 and 2002
(in thousands, except share and per share data)

                                                                              October 31,               October 31,
                                                                                 2003                      2002
                                                                           ------------------        ------------------
ASSETS
Current assets:
Cash and cash equivalents                                                      $     44,102             $      7,866
Accounts receivable, net                                                              6,541                    4,815
Inventories                                                                          10,849                    7,368
Other                                                                                 1,891                      971
                                                                               ------------             ------------
    Total current assets                                                             63,383                   21,020


Property, plant and equipment, net                                                   10,559                    8,408
Goodwill and other intangible assets, net                                             6,892                    7,127
Other                                                                                    11                       58
                                                                               ------------             ------------
    Total assets                                                               $     80,845             $     36,613
                                                                               ============             ============


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                          $      5,903             $      5,471
Current maturities of long-term obligations                                             281                      362
                                                                               ------------             ------------
    Total current liabilities                                                         6,184                    5,833


Long-term obligations and deferred income taxes                                         599                      482
                                                                               ------------             ------------

    Total liabilities                                                                 6,783                    6,315
                                                                               ------------             ------------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates                                      -                        -
Common stock: authorized 20,000,000 shares of $.01 par
     value; issued and outstanding, 11,435,638 and 9,586,222
     at October 31, 2003 and 2002, respectively                                         114                       96
Additional paid-in capital                                                           69,956                   31,190
Unearned compensation                                                                     -                       (7)
Retained earnings (accumulated deficit)                                               3,992                     (981)
                                                                               ------------             ------------
    Total shareholders' equity                                                       74,062                   30,298
                                                                               ------------             ------------
    Total liabilities and shareholders' equity                                 $     80,845             $     36,613
                                                                               ============             ============

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

                  (99.1) Synovis Life Technologies, Inc. News Release dated December 3, 2003.


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 3, 2003, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the fourth quarter and fiscal year ended October 31, 2003. A copy of the press release is attached hereto as Exhibit 99.1, and is furnished in accordance with Item 12 of Form 8-K. In accordance with General Instruction B.6. of Form 8-K, all of the information in this Item and the accompanying exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SYNOVIS LIFE TECHNOLOGIES, INC.

                                             By: /s/ Connie L. Magnuson
                                                 -------------------------------
December 3, 2003                                 Connie L. Magnuson
                                                 Vice-President of Finance and
                                                 Chief Financial Officer